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                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                 THE SABRE GROUP HOLDINGS, INC.

     I, the undersigned, being the Corporate Secretary of The
Sabre Group Holdings, Inc., a Delaware corporation (the
"Corporation"), do hereby certify on behalf of the Corporation as follows:

     FIRST: That Article I of the Certificate of Incorporation of the Corporation be, and it hereby is, amended to read as follows:

                    "ARTICLE I

                         The name of the corporation (which
                    is hereinafter referred to as the
                    "Corporation") is:

                    Sabre Holdings Corporation"

     SECOND:   That the amendment set forth above (the
               "Amendment") was duly adopted in accordance with the provisions of Section 242 of the General
               Corporation Law of the State of Delaware.

     THIRD:    Pursuant to Section 103(d) of the General
               Corporation Law of the State of Delaware, the Amendment shall not be effective until July 30, 1999.

     FOURTH: That the Corporation's capital shall not be reduced under or by reason of the Amendment.

     IN WITNESS WHEREOF, I have signed this certificate this 28th day of June, 1999.


                                   /s/ Andrew B. Steinberg
                                   ______________________________
                                   Andrew B. Steinberg
                                   Corporate Secretary